EXHIBIT 32(a)
CERTIFICATION
     In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of Lindsay Corporation (the “Company”) for the quarter ended November 30, 2006, I, Richard W. Parod, Chief Executive Officer of the Company and I, David B. Downing, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s / Richard W. Parod
President and Chief Executive Officer
Richard W. Parod

/s / David B. Downing
Vice President and Chief Financial Officer
David B. Downing

January 8, 2007
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.